Exhibit 10.13

SECOND AMENDMENT TO SUPPLEMENTAL

RETIREMENT/DEATH BENEFITS AGREEMENT

THIS AMENDMENT entered into this 1st day of January, 2004 by and between POST, BUCKLEY, SCHUH & JERNIGAN, INC. (PSBJ Inc.) and The PBSJ Corporation (PBSJ Corp.), Florida corporations, with principal offices in Miami, Florida (collectively hereinafter referred to as the “Corporations”) and Robert J. Paulsen, (hereinafter referred to as the “Employee”).

RECITALS

A. The Corporations and the Employee entered into a Supplemental Retirement/Death Benefits Agreement (the “Agreement”) dated December 17, 1987, which Agreement and Amendment dealt with the employment of the Employee for a specified period.

WHEREAS, the parties hereto desire to further amend the Agreement and Amendment to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amount of Full Benefits. The Amount of the Employee’s annual Full Benefit, identified in the First Amendment to the Agreement dated January 2002 as Fifty Thousand Dollars ($50,000), shall be increased by Twenty-Five Thousand Dollars ($25,000) to a total of Seventy-Five Thousand Dollars ($75,000).

The above shall be payable according to the same term (15 years) and subject to the same escalation factors (lesser of three percent [3%] or the increase in the CPI and scheduled full benefit annual increase amounts) as stipulated in the First Amendment to the Agreement dated January 2002.

2. Miscellaneous.

(a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

(b) This Second Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

(c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

(d) This Second Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date and year first above written.

POST, BUCKLEY, SCHUH & JERNIGAN, INC.
Attest:	A Florida Corporation

/s/ Charles D. Nostra	By:	/s/ W. Scott DeLoach
Charles D. Nostra		W. Scott DeLoach, CFO/Exec. Vice President
Assistant Secretary

Attest:	THE PBSJ CORPORATION

/s/ BECKY S. SCHAFFER	By:	/s/ Richard A. Wickett
BECKY S. SCHAFFER		Richard A. Wickett, Chairman
Assistant Secretary

EMPLOYEE

/s/ Audrey Davidson	/s/ Robert J. Paulsen
Witness	Robert J. Paulsen
Audrey Davidson